Exhibit 10.1

AGREEMENT AND WAIVER TO INVESTMENT BANKING AGREEMENT

This Agreement and Waiver to Investment Banking Agreement (this “Waiver”) dated this 10th day of June 2024, by and between Alpha Cognition Inc. (the “Company”) and Spartan Capital Securities, LLC (“Spartan”).

WHEREAS, the Company and Spartan are parties to an investment banking agreement, dated May 17, 2023, as amended (the “Investment Banking Agreement”);

WHEREAS, the Company desires to complete a public offering of its securities pursuant a Registration Statement on Form S-1 to be led by Alliance Global Partners/A.G.P. to be conducted in the months of June and July 2024 (the “Transaction”);

WHEREAS, the Company and Spartan desire to clarify the application of the provisions of the Investment Banking Agreement to the Transaction;

WHEREAS, pursuant to Sections 12 and 14 of the Investment Banking Agreement the Company and Spartan hereby agree and Spartan hereby waives certain provisions of the Investment Banking Agreement solely in relation to the Transaction as more particularly set forth below;

WHEREFORE, for good and valuable consideration, the parties do hereby agree as follows:

1.	The Company and Spartan hereby agree that the Transaction is an “Alternative Transaction” that falls under the provisions of Section 3(d) of the Investment Banking Agreement, in relation to the compensation due and payable to Spartan.

2.	In relation to the 2.5% fee due and payable to Spartan in relation to the Transaction under Section 3(d) of the Investment Banking Agreement, Spartan hereby waives its right to 1.5% of the fee, such that, solely in relation to the Transaction, Spartan will be due only a fee of 1% as calculated in Section 3(d) of the Investment Banking Agreement.

3.	Solely in relation to the Transaction, Spartan hereby waives its Future Rights under Section 7 of the Investment Banking Agreement. For clarity, the parties hereby agree that Spartan shall retain all Future Rights provided by Section 7 of the Investment Banking Agreement upon the closing of the Transaction with Alliance Global Partners/A.G.P and that nothing in the Transaction or the Engagement of Alliance Global Partners/A.G.P. will conflict with the rights conferred to Spartan under the Investment Banking Agreement.

4.	Except as modified or waived herein, the terms of the Investment Banking Agreement shall remain in full force and effect.

5.	This Waiver may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same Waiver. A signature delivered by facsimile or email shall constitute an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Waiver as of the date first written above.

ALPHA COGNITION INC.

By:	/s/ Michael McFadden
Name:	Michael McFadden
Title:	Chief Executive Officer

SPARTAN CAPITAL SECURITIES, LLC

By:	/s/ Kim Monchik
Name:	Kim Monchik
Title:	Chief Administrative Officer